UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIMEDX GROUP, INC.

(Name of registrant as specified in its charter)

Payment of the filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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We are focused on executing our long-range strategic plan to enhance value for all MiMedx shareholders. MiMedx’s priorities include sharpening its focus on the advanced wound care segment, developing and expanding its portfolio pipeline, and driving continued operational excellence to support future growth and sustained productivity. MiMedx’s plan includes: Focusing on effective and efficient execution in core advanced wound care business, maximizing clinical adoption and health economics value. Company Strategy Home Board Refreshment Investigation Findings Our Strategy Materials & How to Vote Important Information

We are focused on executing our long-range strategic plan to enhance value for all MiMedx shareholders. MiMedx’s priorities include sharpening its focus on the advanced wound care segment, developing and expanding its portfolio pipeline, and driving continued operational excellence to support future growth and sustained productivity. MiMedx’s plan includes: Focusing on effective and efficient execution in core advanced wound care business, maximizing clinical adoption and health economics value. Enhancing business development efforts, driving growth throughout the Company’s existing product portfolio pipeline and strategic adjacencies to create a long-term competitive advantage. Enabling operational and organizational excellence to support future growth and sustained productivity. We are confident in the Company’s potential as a leader in advanced wound care and therapeutic biologics. We believe MiMedx is on the right path to unlocking substantial shareholder value and securing a thriving future. Your vote is extremely important. Vote the BLUE proxy card today! If you have questions or need assistance voting your shares, please contact our proxy solicitor: Innisfree M&A Incorporated

1.877.800.5195 (toll free) SIGN UP FOR MORE INFORMATION Top of Form Email Address * Submit Bottom of Form If you have any questions or comments regarding MiMedx, please contact: IR CONTACT Hilary Dixon

Corporate & Investor Communications

1.770.651.9066

investorrelations@mimedx.com MEDIA CONTACT Andy Brimmer / Jed Repko / Annabelle Rinehart

Joele Frank, Wilkinson Brimmer Katcher

1.212.355.4449 Home Board Refreshment Investigation Findings Our Strategy Materials & How to Vote Important Information Proxy Materials and

How to Vote Shareholders of Record Shareholders of record may vote their shares or submit a proxy to have their shares voted by one of the following methods: By Internet

Log on through the Internet at proxyvotenow.com/mdxg and follow the instructions on that site. By Telephone

Call 1-866-888-4015 and follow the simple voice prompts. By Mail

Complete, sign, date and return the BLUE proxy card in the postage-paid envelope. In Person

You may attend the Annual Meeting and vote in person by completing a ballot. Attending the Annual Meeting without completing a ballot will not count as a vote. If you choose to vote in person, you must bring proof of identification to the Annual Meeting. If you return your BLUE proxy card by mail, please ensure you leave enough time for your BLUE proxy card to be mailed and received. You are encouraged to sign, date and return the BLUE proxy card in the postage-paid envelope provided (or vote by Internet or by telephone) regardless of whether you plan to attend the Annual Meeting. Beneficial Owners If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a bank, broker or other nominee), you will receive instructions from your bank, broker or other nominee as to how to vote your shares or submit a proxy to have your shares voted. Your bank, broker or other nominee may not be able to vote your shares on any matters at the annual meeting unless you provide them instructions on how to vote your shares. You should instruct your bank, broker or other nominee how to vote your shares by following the directions provided by your bank, broker or other nominee. Alternatively, you may obtain a “legal proxy” from your bank, broker or other nominee and bring it with you to hand in with a ballot in order to be able to vote your shares at the annual meeting. If you choose to vote at the annual meeting, you must bring proof of identification and a signed “legal proxy” from the shareholder of record (your bank, broker or other nominee) giving you the right to vote the shares. Please follow the instructions provided by your bank, broker or other nominee. If you return your BLUE voting instruction form by mail, please ensure you leave enough time for your BLUE voting instruction form to be received by the deadline provided by your bank, broker or other nominee. The Board unanimously recommends that you vote the BLUE proxy card: FOR the election of each of the Company’s highly qualified Board Nominees: M. Kathleen Behrens Wilsey, K. Todd Newton and Timothy R. Wright; AGAINST the Class III Director Election Bylaw Proposal; and AGAINST the Bylaw Repeal Proposal. If you have questions or need assistance voting your shares, please contact our proxy solicitor: Innisfree M&A Incorporated

877-800-5195 (toll free) Vote the BLUE proxy card today! Shareholder Materials JUNE 5, 2019 MiMedx Issues New Presentation for Investors in Advance of 2018 Annual Meeting DOWNLOAD PRESS RELEASE DOWNLOAD PRESENTATION JUNE 3, 2019 MiMedx Files Definitive Proxy Materials and Mails Letter to Shareholders DOWNLOAD PRESS RELEASE JUNE 3, 2019 DOWNLOAD SHAREHOLDER LETTER MAY 31, 2019 DOWNLOAD MIMEDX DEFINITIVE PROXY STATEMENT Your vote is extremely important. Vote the BLUE proxy card today! If you have questions or need assistance voting your shares, please contact our proxy solicitor: Innisfree M&A Incorporated

1.877.800.5195 (toll free) SIGN UP FOR MORE INFORMATION Top of Form Email Address * Submit Bottom of Form If you have any questions or comments regarding MiMedx, please contact: IR CONTACT Hilary Dixon

Corporate & Investor Communications

1.770.651.9066

investorrelations@mimedx.com MEDIA CONTACT Andy Brimmer / Jed Repko / Annabelle Rinehart

Joele Frank, Wilkinson Brimmer Katcher

1.212.355.4449